Exhibit 7.h


                            LIMITED POWER OF ATTORNEY

     The undersigned hereby constitutes and appoints Kevin R. Sweeney (and his respective designees), the undersigned's true and lawful attorneys-in-fact to:

          (1)  execute   for  and  on   behalf  of  the   undersigned,   in  the
               undersigned's capacity as directors of First American Capital Corporation ("FACC"), the Schedule 13D filing with the SEC regarding the directors' agreement to vote together with Brooke Corporation ("Brooke") as to the amendments to FACC's Articles of Incorporation pursuant to the Stock Purchase and Sale Agreement entered into with Brooke on December 8, 2006 (the "Filing");

          (2) do and perform any and all other acts for and on behalf of the undersigned which may be necessary or desirable to complete the Filing; and

          (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     The undersigned hereby grants to such attorney-in-fact (1) full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted that the undersigned might or could do personally and (2) full power and authority to designate others to act for such attorney in-fact and to revoke such designation. The undersigned also hereby ratifies and confirms that such attorney-in-fact, or such attorney-in-fact's designees, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers granted hereby. The undersigned hereby authorizes such attorney-in-fact or his designees to determine in their sole discretion the time when and manner in which any power herein conferred upon him shall be exercised. This Limited Power of Attorney shall remain in full force and effect until December 20, 2006.

     The undersigned acknowledges that the foregoing attorney-in-fact and his designees (1) are serving in such capacity at the request of the undersigned,
(2) are only assisting the undersigned with his or her obligations pursuant to the Filing.

     IN WITNESS HEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of December, 2006.


                                         /s/ Harland E. Priddle
                                    -----------------------------------------
                                    Name:  Harland E. Priddle, Chairman,
                                           First American Capital Corporation